Exhibit 4.3

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Second Amended and Restated Investor Rights Agreement dated as of November 21, 2006 (the “Rights Agreement”), by and among Maxlinear, Inc., a Delaware corporation (the “Company”), and each of the persons and entities listed on Exhibit A thereto is entered into this 15th day of July, 2009. Capitalized terms not defined herein have the meanings set forth in the Rights Agreement.

WHEREAS, the Company recently implemented a forward stock split of the Company’s Common Stock and Preferred Stock;

WHEREAS, the Company and the Purchasers (as defined in the Rights Agreement) now desire to amend the terms of the Rights Agreement to accommodate such transaction; and

WHEREAS, Section 23 of the Rights Agreement provides that the provisions of the Rights Agreement may be amended upon the written consent of (i) the Company and (ii) holders of at least two-thirds (2/3) of the then outstanding shares of Registrable Securities (as defined in the Rights Agreement) held by the original signatories (and their permitted transferees and assignees) of the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1. Amendment to Definition of “Major Holder”. The definition of “Major Holder” as contained in Section 1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

““Major Holder” shall mean each Purchaser who holds (together with its affiliates) at least One Million Eight Hundred Sixty Six Thousand Six Hundred Sixty Seven (1,866,667) shares of Preferred (as adjusted for any subsequent stock splits, stock dividends, stock combinations or other recapitalizations).”

2. Governing Law. This Amendment shall be governed in all respects by the laws of the State of Delaware, without regard to choice of law or conflict of laws provisions thereof.

3. Counterparts; Facsimile. This Amendment may be executed by facsimile signature and in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4. Amendment. On and after the execution of this Amendment, each reference in the Rights Agreement to the Rights Agreement shall mean and be a reference to the Rights Agreement as modified by this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

“COMPANY”

MAXLINEAR, INC.
a Delaware corporation

By:	/s/ Kishore Seendripu
Name:	Kishore Seendripu
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement]

PURCHASERS:

Mission Ventures III, L.P.
By: Mission Ventures Management III, LLC Its General Partner

By:	/s/ Edward E. Alexander
Edward E. Alexander

Mission Ventures Affiliates III, L.P.
By: Mission Ventures Management III, LLC
Its General Partner

By:	/s/ Edward E. Alexander
Edward E. Alexander

[Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement]

PURCHASERS:

U.S. Venture Partners VIII, L.P.
USVP VIII Affiliates Fund, L.P.
USVP Entrepreneur Partners VIII-A, L.P.
USVP Entrepreneur Partners VIII-B, L.P.

By: Presidio Management Group VIII, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher
Michael P. Maher, Attorney-in-fact

[Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement]

PURCHASERS:
BATTERY VENTURES VII, L.P.
By: Battery Partners VII, LLC Its general partner

By:	/s/ Kenneth P. Lawler
Kenneth P. Lawler, Managing Member

BATTERY INVESTMENT PARTNERS VII, LLC
By: Battery Partners VII, LLC
Its general partner

By:	/s/ Kenneth P. Lawler
Kenneth P. Lawler, Managing Member

[Signature Page to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement]